CPI AEROSTRUCTURES, INC. 10-K

EXHIBIT 3.1.1

CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF

COMPOSITE PRODUCTS INTERNATIONAL, INC.

under Section 805 of the Business Corporation Law

IT IS HEREBY CERTIFIED THAT:

(1) The name of the corporation is COMPOSITE PRODUCTS INTERNATIONAL, INC.

(2) The certificate of incorporation was filed by the department of state on the 11th of January 1980.

(3) The certificate of incorporation of this corporation is hereby amended to effect the following changes:

(1) To change the corporate name and;

(2) To change the address service of process.

Paragraph FIRST which sets forth the name of the corporation is hereby amended to read as follows:

The name of the corporation is CONSORTIUM OF PRECISION INDUSTRIES, INC.

Paragraph FIFTH of the Certificate of Incorporation which sets forth the address for service of process is hereby amended to read as follows:

The Secretary of State is designated as agent of the corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is:

CONSORTIUM OF PRECISION INDUSTRIES, INC.

1900 Ocean Avenue

Ronkonkoma, New York 11779

(4) The amendment to the certificate of incorporation was authorized:

at a meeting of shareholders by vote of a majority of all the outstanding shares entitled to vote thereon subsequent to the affirmative vote of the Board of Directors.

IN WITNESS WHEREOF, this certificate has been subscribed this 9th day of May, 1989, by the undersigned who affirm(s) that the statements made herein are true under penalties of perjury.

Type name	Capacity in which signed	Signature
ARTHUR AUGUST	President	/s/ Arthur August
THEODORE MARTINES	V. President / Secretary	/s/ Theodore Martines

CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF

COMPOSITE PRODUCTS INTERNATIONAL, INC.

under Section 805 of the Business Corporation Law

FILED BY:

Bertram Corin, Esq.

500 North Broadway

P.O. Box 234

Jericho, New York 11753

(516) 975-6400